Exhibit 99.1

Pyxis Oncology Reports Financial Results for the First Quarter 2023

and Provides Corporate Update

Orphan Drug Designation received for PYX-201 in pancreatic cancer

Preliminary data from two Phase 1 trials anticipated late 2023 to early 2024

Strong balance sheet with $150.8 million in cash (including restricted cash) and short-term investments and no debt supports operations into 1H 2025

BOSTON, Mass., May 11, 2023 – Pyxis Oncology, Inc. (Nasdaq: PYXS), a clinical-stage company focused on developing next-generation therapeutics to target difficult-to-treat cancers, today reported financial results for the quarter ended March 31, 2023, and provided a corporate update.

Pyxis Oncology ended the first quarter of 2023 with approximately $150.8 million in cash, cash equivalents, restricted cash and short-term investments, which is expected to provide a runway into the first half of 2025, enabling the Company to evaluate early signs of potential clinical activity for PYX-201 and PYX-106 and initiate tumor-specific expansion cohorts following dose selection. Clinical sites are active and patient screening continues in the Phase 1 trial of PYX-106, referred to as PYX-106-101, and dosing is expected to begin during the second quarter of 2023. The U.S. Food and Drug Administration (FDA) granted Orphan Drug Designation (ODD) for PYX-201 in pancreatic cancer, and subject dosing is underway in the Phase 1 trial of PYX-201, known as PYX-201-101.

“The first quarter of 2023 was marked by the transition of Pyxis Oncology to a clinical-stage company as we initiated two Phase 1 trials for PYX-201 and PYX-106,” said Lara S. Sullivan, M.D., President and Chief Executive Officer of Pyxis Oncology. “Receipt of ODD for PYX-201 in pancreatic cancer is an important achievement highlighting the need for new treatment options, and we remain focused on execution as our two clinical programs advance. We continue to anticipate preliminary data, including biomarker results and early signs of potential clinical activity, from both trials in the late-2023 to early-2024 timeframe.”

Q1 2023 Financial Results

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As of March 31, 2022, Pyxis Oncology had cash and cash equivalents (including restricted cash) and short-term investments of $150.8 million (preliminary, unaudited), which is expected to fund operations into the first half of 2025. This cash balance reflects a one-time, $8 million payment to Pfizer, Inc. made during the first quarter related to the expansion of the license agreement for our Flexible Antibody Conjugation Technology (FACT) platform, which was announced in the fourth quarter of 2022.

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Research and development expenses were $11.9 million for the three months ended March 31, 2023, compared to $20.1 million for the three months ended March 31, 2022. The period-over-period decline was primarily due to inclusion of a $10 million license fee for PYX-106 in the first quarter of 2022 and lower contract manufacturing and preclinical costs, which were partially offset by increased clinical trial-related costs and personnel-related expenses due to higher clinical headcount.
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General and administrative expenses were $9.1 million for the three months ended March 31, 2023, compared to $11.3 million for the three months ended March 31, 2022. The period-over-period decrease was primarily due to a reduction in professional and consultant fees, which were mainly related to the first quarter 2022 build-out of our general and administrative function.
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Net loss was $19.2 million, or $0.54 per common share, for the three months ended March 31, 2023, compared to $31.4 million, or $0.97 per common share, for the three months ended March 31, 2022. Net losses for the quarters ended March 31, 2023 and 2022 included $4.9 million and $3.4 million, respectively, related to non-cash stock-based compensation expense.
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As of May 10, 2023, the outstanding number of shares of common stock of Pyxis Oncology was 38,245,287.

About Pyxis Oncology, Inc.

Pyxis Oncology, Inc. is a clinical stage company focused on defeating difficult-to-treat cancers. The company is efficiently building next-generation therapeutics that hold the potential for mono and combination therapies. Pyxis Oncology’s therapeutic candidates are designed to directly kill tumor cells and to address the underlying pathologies created by cancer that enable its uncontrollable proliferation and immune evasion. Pyxis Oncology’s antibody-drug conjugates (ADCs) and immuno-oncology (IO) programs employ novel and emerging strategies to target a broad range of solid tumors resistant to current standards of care. To learn more, visit www.pyxisoncology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Part II, Item 1A. of the Company’s Annual Report on Form 10-K filed with SEC on March 22, 2023, and in our other filings with the SEC. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Pyxis Oncology Contact

Jennifer Davis Ruff

VP, Investor Relations

jdavisruff@pyxisoncology.com

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PYXIS ONCOLOGY, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$11,901	$20,071
General and administrative	9,053	11,318
Total operating expenses	20,954	31,389
Loss from operations	(20,954)	(31,389)
Other income, net:
Interest and investment income	1,673	9
Sublease income	38	—
Total other income, net	1,711	9
Net loss	$(19,243)	$(31,380)
Net loss per common share - basic and diluted	$(0.54)	$(0.97)
Weighted average shares of common stock outstanding - basic and diluted	35,351,671	32,316,689
Other comprehensive income:
Net unrealized gain on marketable debt securities	696	—
Other comprehensive income	696	—
Comprehensive loss	$(18,547)	$(31,380)

PYXIS ONCOLOGY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$53,059	$179,293
Marketable debt securities, short-term	96,290	—
Restricted cash	1,472	1,472
Prepaid expenses and other current assets	5,361	5,847
Total current assets	156,182	186,612
Property and equipment, net	13,163	11,165
Operating lease right-of-use assets	13,458	13,602
Total assets	$182,803	$211,379
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,025	$7,097
Accrued expenses and other current liabilities	6,363	24,537
Operating lease liabilities, current portion	1,213	—
Total current liabilities	11,601	31,634
Operating lease liabilities, net of current portion	19,039	18,921
Total liabilities	30,640	50,555
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	37	34
Additional paid-in capital	383,108	373,225
Accumulated other comprehensive income	696	—
Accumulated deficit	(231,678)	(212,435)
Total stockholders’ equity	152,163	160,824
Total liabilities and stockholders’ equity	$182,803	$211,379